UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2008

Metalline Mining Company
 (Exact name of registrant as specified in its charter)

Nevada	001-33125	91-1766677
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1330 E. Margaret Avenue, Coeur d'Alene, Idaho	83815
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (208) 665-2002

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 18, 2008, we held our annual meeting of shareholders in Greenwood Village, Colorado. Two proposals were submitted to the shareholders for approval as set forth in our proxy statement dated February 27, 2008. At the meeting 25,166,096 shares were present either in person or represented by proxy and constituted a quorum. The votes on each proposal were cast as described below.

The shareholders voted to re-elect the five members of our board of directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified. The names of the directors re-elected, and the number of votes cast for and withheld were as follows:

Name of Director	Shares FOR	Shares WITHHELD
Merlin Bingham	25,314,096	147,948
Roger Kolvoord	25,314,096	147,948
Wesley Pomeroy	25,166,526	147,518
Robert Kramer	25,166,296	148,748
Gregory Hahn	25,168,526	148,518

Additionally, the shareholders ratified and approved Hein & Associates LP as our independent registered public accounting firm, and the shares voted for, against and abstained on the proposal where as follows:

Shares FOR	Shares AGAINST	ABSTAINED
25,180,520	43,905	89,618

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metalline Mining Company
(Registrant)

Date: April 18, 2008	/s/ Merlin Bingham

Name: Merlin Bingham
Title: President